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                                                                   EXHIBIT 10.15

                                   BORROWER: Pacific Sunwear of California, Inc.

                                   GUARANTOR: Pacific Sunwear Stores Corp.
                                                      Shoppacsun.com Corp.

                                LIMITED GUARANTY

To: Bank of America, N.A.

                  1. The Guaranty. For valuable consideration, the undersigned ("Guarantor") hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A. ("Bank"), or order, in lawful money of the United States, any and all Indebtedness of Pacific Sunwear of California, Inc. ("Borrower") to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, subject to such limitations on Guarantor's liability as are set forth below. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor's liability under any other guaranties signed by Guarantor. If more than one individual or entity sign this Guaranty, their obligations under this Guaranty shall be joint and several.

The liability of Guarantor under this Guaranty shall be limited to the Indebtedness under the Loan Documents and shall not exceed at any one time the sum of (a) the principal amount of the Indebtedness under such Loan Documents plus (b) all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness under such Loan Documents and all swap, option, or forward obligations now or hereafter owing from Borrower to Bank.

Notwithstanding the limitations on Guarantor's liability set forth above, Guarantor's liability hereunder shall not exceed at any one time the Maximum Guaranteed Amount. "Maximum Guaranteed Amount" shall mean the largest amount during the period commencing with Guarantor's execution of this Guaranty and thereafter that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States
Code) or any comparable provisions of any applicable state law.

                  2. Definitions.

                           (a) "Borrower" shall mean the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

                           (b) "Guarantor" shall mean the individual or the entity signing this Guaranty and, if more than one, then any one or more of them.

                           (c) "Indebtedness" shall mean any and all debts, liabilities, and obligations of Borrower to Bank arising under or related to the Loan Documents, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Bank by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Bank for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such

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         debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Bank for reasonable attorneys' fees and all other costs and expenses incurred by Bank in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Bank. Indebtedness also includes, without limitation, all swap, option, or forward obligations now or hereafter owing from Borrower to Bank.

                           (d) "Loan Documents" shall mean that certain Business Loan Agreement of even date herewith between Borrower and Bank, promissory notes from Borrower in favor of Bank, and all other agreements, documents, and instruments evidencing any of the Indebtedness, and other agreements, documents, and instruments executed by Borrower in connection with such loan agreement, promissory notes, and other agreements, documents, and instruments evidencing any of the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

                  3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

                  4. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

                           (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

                           (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

                           (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine;

                           (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness; and

                           (e) permit the Indebtedness to exceed Guarantor's liability under this Guaranty, and Guarantor agrees that any amounts received by Bank from any source, other than from Guarantor, shall be deemed to be applied first to any unguaranteed portion of the Indebtedness.

                  5. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or

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modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor's obligations under this Guaranty are and shall be absolute and unconditional.

                  6. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

                           (a) any right to require Bank to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Bank's power whatsoever;

                           (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

                           (c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

                           (d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

                  7. Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor's liability hereunder, Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

                  8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Bank.

                  9. General Partner Liability and Waivers of Other Rights and Defenses.

                           (a) If Borrower is a partnership and Guarantor is a general partner of that partnership, then Guarantor shall not be liable under this Guaranty for any portion of the Indebtedness which is secured by real property; provided, however, that Guarantor shall remain liable under partnership law for all the Indebtedness.

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                           (b) Guarantor waives any rights and defenses that are
         or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

                           (c) Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property. This means, among other things: (i) Bank may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Bank forecloses on any real property collateral pledged by Borrower: (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Bank may collect from Guarantor even if Bank, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

                           (d) Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                  10. Security. To secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities, and other property of Guarantor now or hereafter in the possession of Bank, all deposit accounts of Guarantor maintained with Bank, and all proceeds thereof. Upon default or breach of any of Guarantor's obligations to Bank, Bank may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

                  11. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Bank, Guarantor agrees that, if Bank so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

                  12. Revocation of Guaranty.

                           (a) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual

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         receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions committed or entered into prior to Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by Guarantor shall not affect any obligations of any other guarantor.

                           (b) Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

                  13. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

                  14. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank.

                  15. No Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that Guarantor or Bank is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Bank such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Bank such additional amounts as will result in the receipt by Bank of the full amount payable hereunder. Guarantor shall promptly provide Bank with evidence of payment of any such amount made on Bank's behalf.

                  16. Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

                  17. Borrower's Authorization. Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor's liability set forth herein.

                  18. Information Relating to Guarantor. Guarantor authorizes Bank to verify or

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check any information given by Guarantor to Bank, check Guarantor's credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor's spouse and any such general partner's spouse if Guarantor or such general partner is married and lives in a community property state.

                  19. Change of Status. Guarantor shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity. Further, Guarantor shall not change its legal structure unless
(a) Guarantor obtains the prior written consent of Bank and (b) all Guarantor's obligations under this Guaranty are assumed by the new business entity.

                  20. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Bank and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

                  21. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and Bank's indorsees, successors, and assigns. Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Bank may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

                  22. Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Bank to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

                  23. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

                  24. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of California. Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

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Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

                  25. Arbitration and Waiver of Jury Trial.

                           (a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or
         (ii) any document related to this agreement (collectively a "Claim"). For the purposes of this arbitration provision only, the term "parties" shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

                           (b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

                           (c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

                           (d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

                           (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

                           (f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

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                           (g) The procedure described above will not apply if
         the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property. In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: The parties will designate a referee (or a panel of referees) selected under the auspices of JAMS in the same manner as arbitrators are selected in JAMS administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

                           (h) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

                           (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this agreement.

         Executed this _______ day of _______________________, _____.

         Pacific Sunwear Stores Corp.

         By: _________________________________________________
         Printed Name: _______________________________________
         Title: ______________________________________________

         Shoppacsun.com Corp.

         By: _________________________________________________
         Printed Name: _______________________________________
         Title: ______________________________________________

Address for notices to Bank:                   Address for notices to Guarantor:

675 Anton Boulevard, 2nd Floor                 5200 East La Palma Avenue
Costa Mesa, CA 92626                           Anaheim, CA 92807

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